UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2012

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California	000-50142	20-4956638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2240 Douglas Boulevard, Suite 200
Roseville, California 95661-3875
(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

Dismissal of independent registered public accounting firm.

On November 29, 2012, Solar Power, Inc. (the “Company”) dismissed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm. The Company’s Audit Committee of the Board of Directors (the “Audit Committee”) approved the dismissal of KPMG. This action was taken with the goal of significantly reducing audit fees and lowering operating expenses of the Company. KPMG’s audit report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2011 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle.

During the year ended December 31, 2011 and through the date of this filing, there were (i) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference thereon in their reports on the financial statements for the year ended December 31, 2011, or (ii) “reportable events,” except that KPMG LLP advised Solar Power, Inc. of the following material weakness in internal control over financial reporting: As a company in a changing and complex industry, we have not established an effective control environment related to internal control over financial reporting. We do not have adequate resources in key financial reporting positions who are properly trained to make appropriate risk assessments over complex and nonroutine transactions which has resulted in both missing controls and controls which are not designed appropriately to address those risks. This material weakness resulted in material misstatements related to goodwill impairment and interest capitalization that were corrected prior to the issuance of the interim condensed consolidated financial statements for the three months ended September 30, 2012.

The Company provided KPMG with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that KPMG furnish a letter addressed to the SEC stating whether it agrees with the statements made above. Attached as Exhibit 16.1 hereto is a copy of KPMG’s letter to the SEC dated December 5, 2012.

Appointment of new independent registered public accounting firm.

On November 29, 2012, the Company, as approved by the Audit Committee, appointed Crowe Horwath LLP (“Crowe Horwath”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. During the Company’s two most recent fiscal years and any subsequent periods prior to the Company’s engagement of Crowe Horwath, except as noted below, neither the Company nor anyone acting on its behalf consulted with Crowe Horwath regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements, any matters being the subject of a disagreement or reportable event or any other matter as defined in Items 304(a)(1)(iv) or (a)(1)(v) of Regulation S-K. Note, however, that following a transaction between Crowe Horwath and Perry-Smith LLP, partners and other professionals of Perry-Smith LLP joined Crowe Horwath on November 1, 2011.  For the year ended December 31, 2010, Perry-Smith LLP issued a report dated March 14, 2011, April 16, 2012, as to the effects of the restatement discussed in the report (which report expressed an unqualified opinion and included an explanatory paragraph relating to the restatement discussed in the report).  Prior to the issuance of its report on the restatement, the Company consulted with partners representing Perry-Smith LLP (which continues to exist) regarding the restatement, and the audit report on the restated financial statements was issued by those partners in their capacity as partners of Perry-Smith LLP, and not in their capacity as partners of Crowe Horwath.

Forward Looking Statements

This Report includes “forward looking statements” that involve uncertainties and risks. There can be no assurance that the dismissal of KPMG and the appointment of Crowe Horwath will reduce audit fees or lower the Company’s operating expenses. The Company's forward-looking statements are subject to numerous risks, uncertainties and other factors, including the impact of the transition to a new independent registered public accounting firm, and other risks and uncertainties discussed more fully in the Company’s SEC filings, including those discussed under Item 1A, “Risk Factors,” in the Company’s annual report on Form 10-K for the year ended December 31, 2011, and in subsequent quarterly reports on Form 10-Q. The Company disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this report, except as required under federal securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter of KPMG LLP

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation
Dated: December 5, 2012	/s/ James R. Pekarsky
James R. Pekarsky
Chief Financial Officer